United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PRO-PHARMACEUTICALS, INC.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRO-PHARMACEUTICALS, INC.

7 WELLS AVENUE

NEWTON, MASSACHUSETTS 02459

March 26, 2010

Dear Stockholder:

I invite you to attend the 2010 Annual Meeting of Stockholders of Pro-Pharmaceuticals, Inc. The Annual Meeting will be held at 2:00 p.m. on Tuesday, May 25, 2010, at the Company’s office, 7 Wells Avenue, Suite 34, Newton, Massachusetts, 02459.

Under the Securities and Exchange Commission rules that allow companies to furnish Proxy Materials to shareholders over the Internet, Pro-Pharmaceuticals, Inc. has elected to deliver our Proxy Materials to the majority of our shareholders over the Internet. This delivery process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 9, 2010, we expect to mail to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our fiscal 2010 Proxy Statement and 2009 Annual Report to shareholders. The Notice also provides instructions on how to vote online and includes instructions on how to receive a paper copy of the Proxy Materials by mail. On or about April 9, 2010, we expect to mail this Proxy Statement and the enclosed Proxy Card to certain shareholders.

On the following pages, you will find the Notice of our 2010 Annual Meeting of Stockholders and the Proxy Statement that describes the matters to be considered at the Annual Meeting. We also have enclosed your Proxy Card and our Annual Report for the year ended December 31, 2009. You will find voting instructions on the enclosed Proxy Card. If your shares are held in “street name” (that is, held for your account by a broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.

The Annual Meeting is an excellent opportunity to learn more about Pro-Pharmaceuticals’ business and operations. We hope you will be able to attend.

Thank you for your ongoing support and continued interest in Pro-Pharmaceuticals.

Sincerely yours,

/S/ THEODORE D. ZUCCONI
Theodore D. Zucconi, Ph.D.
Chief Executive Officer and President

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2010

Internet Availability of Proxy Materials.

Under rules recently approved by the Securities Exchange Commission (“SEC”), the Company is now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each shareholder of record. Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card sent to shareholders of record and on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to shareholders who hold their shares in “street name” (i.e. in the name of a broker, bank or other record holder). The Notice will also include instructions for shareholders who hold their shares in street name on how to access the proxy card to vote over the internet. Voting over the internet will not affect your right to vote in person if you decide to attend the Annual Meeting; however, if you wish to revoke your proxy, you must first notify the Corporate Secretary of your intent to vote in person, and vote your shares at the Annual Meeting. The Proxy Statement and our 2009 Annual Report to Stockholders will be available at: http://www.cstproxy.com/pro-pharmaceuticals/2010.

PRO-PHARMACEUTICALS, INC.

7 WELLS AVENUE

NEWTON, MASSACHUSETTS 02459

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:

Thursday, May 25, 2010 at 2:00 p.m., Eastern Daylight Time

PLACE:

Pro-Pharmaceuticals, Inc.

7 Wells Avenue, Suite 34

Newton, Massachusetts 02459

ITEMS OF BUSINESS:

—	To consider and act upon a proposal to elect seven members of the Board of Directors to one-year terms.

—

To consider and act upon a proposal to ratify the appointment of Caturano and Company, P.C., as our independent registered public accounting firm to audit the financial statements for our 2010 fiscal year.

—	To transact such other business as may properly come before the Annual Meeting.

RECORD DATE:

You are entitled to vote if you were a stockholder of record at the close of business on March 31, 2010.

-	Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 25, 2010. Our Proxy Statement is attached. Financial and other information concerning Pro-Pharmaceuticals, Inc. is contained in our annual report to shareholders for the fiscal year ended December 31, 2009. The Proxy Statement and our fiscal 2009 Annual Report to shareholders will be available on the Internet at: http://www.cstproxy.com/pro-pharmaceuticals/2010.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote and submit your proxy in order to ensure the presence of a quorum.

Registered holders may vote by mail (if you received a paper copy of the Proxy Materials by mail: mark, sign, date and promptly mail the enclosed Proxy Card in the postage-paid envelope.

Beneficial Shareholders may vote if your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

Any Proxy may be revoked at any time prior to its exercise at the Annual Meeting of Shareholders.

By Order of the Board of Directors

/S/ THEODORE D. ZUCCONI
March 26, 2010	Theodore D. Zucconi, Ph.D.
Newton, Massachusetts	Chief Executive Officer and President

PRO-PHARMACEUTICALS, INC.

7 WELLS AVENUE

NEWTON, MASSACHUSETTS 02459

PROXY STATEMENT

FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2010

This Proxy Statement is being provided to you by Pro-Pharmaceuticals’ Board of Directors in connection with our 2010 Annual Meeting of Stockholders. The Annual Meeting will be held at 2:00 p.m. on Tuesday, May 25, 2010 at the Company’s office, 7 Wells Avenue, Suite 34, Newton, Massachusetts 02459, for the purposes set forth in the accompanying Notice of 2010 Annual Meeting of Stockholders and this Proxy Statement. We expect to mail this information to stockholders entitled to vote at the Annual Meeting on or about April 9, 2010.

PURPOSE OF MEETING

At the Annual Meeting, stockholders will be asked consider and act upon:

(1)	a proposal to elect seven members of the Board of Directors to one-year terms;

(2)	a proposal to ratify the appointment of Caturano and Company, P.C., as our independent registered public accounting firm to audit the financial statements for our 2010 fiscal year; and

such other business as may properly come before the Annual Meeting.

The Board of Directors knows of no other business to be presented for consideration at the Annual Meeting. Each proposal is described in more detail in this Proxy Statement.

INFORMATION ABOUT THE ANNUAL MEETING, PROXIES AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will consider and vote on the following matters:

1.	The election of the seven nominees named in this proxy statement to our Board of Directors, each for a term of one year.

2.	The ratification of the selection of Caturano and Company, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

The shareholders will also act on any other business that may properly come before the meeting.

Who can vote?

To be able to vote, you must have been a Pro-Pharmaceuticals shareholder of record at the close of business on March 31, 2010. This date is the Record Date for the annual meeting.

Shareholders of record who own our voting securities at the close of business on March 31, 2010 are entitled to vote on each proposal at the annual meeting.

How many votes do I have?

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on.

Is my vote important?

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you and cast your vote as soon as possible.

How do I vote?

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank or brokerage firm, you may vote in one of three ways.

(1)	You may vote over the Internet. If you have Internet access, you may vote your shares by following the Internet instructions on the Notice of Internet Availability of Proxy Materials.

(2)	You may vote by mail. You may vote by completing and signing the Proxy Card enclosed with this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to your instructions on the Proxy Card you mail. If you return the Proxy Card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.

(3)	You may vote in person. If you attend the meeting, you may vote by delivering your completed Proxy Card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Under rules recently approved by the Securities Exchange Commission (“SEC”), the Company is now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each shareholder of record. Instructions on how to access and review the proxy materials on the Internet can be found on the Proxy Card sent to shareholders of record and on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to shareholders who hold their shares in “street name” (i.e. in the name of a broker, bank or other record holder). The Notice will also include instructions for shareholders who hold their shares in street name on how to access the proxy card to vote over the internet. Voting over the Internet will not affect your right to vote in person if you decide to attend the Annual Meeting; however, if you wish to revoke your proxy, you must first notify the Corporate Secretary of your intent to vote in person, and vote your shares at the Annual Meeting.

On or about April 9, 2010, we will send all stockholders of record as of March 31, 2010 a Notice instructing them as to how to receive their proxy materials via the Internet this year. The proxy materials will be available on the Internet as of April 9, 2010.

Can I change my vote after I have mailed my Proxy Card or after I have voted my shares?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the meeting by doing any one of the following things:

•	signing another proxy with a later date;

•	giving our Secretary a written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your brokerage firm on your vote instruction form. Under the current rules, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of Caturano and Company, P.C., as our independent registered public accounting firm (Proposal Two) is considered to be a discretionary item and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name.

Starting this year, the Election of Directors (Proposal One) is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

If your shares are held in street name, you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date (March 31, 2010) in order to be admitted to the meeting on May 25, 2010. To be able to vote your shares held in street name at the meeting, you will need to obtain a Proxy Card from the holder of record.

What if I do not mark the boxes on my Proxy Card?

Any Proxy Card returned without directions given will be voted (1) “FOR” the election of directors presented in this Proxy Statement by the Board, (2) “FOR” the ratification of the appointment of Caturano and Company, P.C. as our independent registered public accounting firm to audit the financial statements for our 2010 fiscal year and (3) as to any other business that may come before the Annual Meeting, in accordance with the judgment of the person or persons named in the proxy.

Who pays for the solicitation of Proxies?

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. We pay all costs to solicit these proxies. Our officers, directors and employees may solicit proxies but will not be additionally compensated for such activities. We are also working with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. We will reimburse their reasonable expenses.

Who is entitled to vote at the 2010 Annual Meeting?

Stockholders of record at the close of business on March 31, 2010, which we refer to herein as the Record Date, will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting. Our voting stock is comprised of:

•	our common stock, of which 52,168,608 shares were issued and outstanding as of the Record Date;

•

our Series A 12% Convertible Preferred Stock (which we refer to as our Series A preferred stock and which votes in accordance with the formula set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series A 12% Convertible Preferred Stock). As of the Record Date, 1,617,500 shares of Series A preferred stock were issued and outstanding; and

•

our Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock (which we refer to respectively as Series B-1 preferred stock and Series B-2 preferred stock and both series together as Series B preferred stock, both of which series vote in accordance with the formula set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock, which we refer to as the Series B

Designation Certificate). As of the Record Date, 900,000 shares of Series B-1 preferred stock, and 1,660,000 shares of Series B-2 preferred stock, were issued and outstanding.

The shares of Series A preferred stock vote on an as-converted basis with the shares of our common stock as a single class and, as of the Record Date, are each entitled to one vote, for a total of 1,617,500 votes. The shares of Series B preferred stock vote on an as-converted basis with the shares of our common stock as a single class and, as of the Record Date, are each entitled to four votes, resulting in a total of 3,600,000 votes in respect of the shares of Series B-1 preferred stock and 6,640,000 votes in respect of the shares of Series B-2 preferred stock. No class or series of our issued and outstanding capital stock is entitled to cumulative voting.

Establishing a Quorum and Votes Required

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present in person or represented by valid proxies. For each of the proposals to be presented at the meeting, a quorum consists of the holders of one-third of the shares of stock issued and outstanding on March 31, 2010, the Record Date, or at least 21,342,036 voting shares. Shares of stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to a particular proposal to be voted upon) will be counted for the purpose of determining whether a quorum exists at the meeting for that proposal. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Election of Directors. Under our bylaws, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions and “broker non-votes” not counting as votes “for” or “against.” If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. Two directors, whom we refer to as Series B directors, are nominated and elected by the holder(s) of the Series B preferred stock voting as a separate class.

Ratification of independent registered public accounting firm. Under our bylaws, the affirmative vote of a majority of the total number of votes cast at the meeting is needed to ratify the selection of Caturano and Company, P.C., as our independent registered public accounting firm.

Starting this year, if you do not instruct your broker how to vote with respect to the election of directors, your broker may not vote with respect to this proposal. If an uncontested incumbent director nominee receives a majority of votes “against” his election, the director must tender a resignation from the Board. The Board will then decide whether to accept the resignation within 90 days following certification of the shareholder vote (based on the recommendation of a committee of independent directors). We will publicly disclose the Board’s decision and its reasoning with regard to the offered resignation.

How will votes be counted?

Each share of common stock and Series A preferred stock will be counted as one vote and each share of Series B preferred stock will be counted as four votes in accordance with the instructions contained on a proper Proxy Card, whether submitted in person, by mail, over the Internet, or on a ballot voted in person at the meeting. With respect to all proposals, shares will not be voted in favor of the matter, and will not be counted as voting on the matter, if they either (1) abstain from voting on a particular matter, or (2) are broker non-votes. Starting this year, brokers who do not receive instructions on the election of a director nominee will not be allowed to vote these shares, and all such shares will be “broker non-votes” rather than votes “for” or “against.” Accordingly, assuming the presence of a quorum, abstentions and broker non-votes for a particular director nominee will not be counted as votes to determine the outcome of the election of directors or the ratification of our independent registered public accounting firm.

Who will count the votes?

The votes will be counted, tabulated and certified by Continental Stock Transfer and Trust Company.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The Inspector of Elections will forward any written comments that you make on the Proxy Card to management without providing your name, unless you expressly request disclosure on your Proxy Card.

How does the Board of Directors recommend that I vote on the proposals?

The Board of Directors recommends that you vote:

FOR the election of each of the seven nominees to serve as directors on the Board of Directors, each for a term of one year; and

FOR the ratification of the selection of Caturano and Company, P.C., as our independent registered public accounting firm for the 2010 fiscal year.

Where can I find the voting results?

We will report the voting results on Form 8-K within four business days after the end of our Annual Stockholder Meeting.

How can I obtain an Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is available on our website at www.pro-pharmaceuticals.com. If you would like a copy of our Annual Report on Form 10-K or any of its exhibits, we will send you one without charge. Please contact:

Investor Relations

Pro-Pharmaceuticals, Inc.

7 Wells Avenue, Suite 34

Newton, MA 02459

Phone: 617-559-0033

Email: info@pro-pharmaceuticals.com

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting of Stockholders or your ownership of our common stock, please contact Maureen Foley, our Corporate Secretary and Chief Operating Officer, at the address, telephone number or email address listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 12, 2010, certain information concerning the beneficial ownership of our common stock, our Series A preferred stock and our Series B preferred stock by (i) each person known by us to own beneficially five per cent (5%) or more of the outstanding shares of each class, (ii) each of our directors and named executive officers, and (iii) all of our executive officers and directors as a group. The table also sets forth, in its final column, the combined voting power of the voting securities on all matters presented to the stockholders for their approval at the Annual Meeting, except for such separate class votes as are required by law.

The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under the rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares that the individual or entity has the right to acquire within 60 days after March 12, 2010 through the exercise of any stock option, warrant or other right, or the conversion of any security. Unless otherwise indicated, each person or entity has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address(1)	Shares of Common Stock Beneficially Owned(2)		Percent of Common Stock(3)	Shares of Series A Preferred Stock Beneficially Owned		Percent of Series A Preferred Stock(4)	Shares of Series B Preferred Stock Beneficially Owned(5)	Percent of Series B Preferred Stock	Combined Percent of Voting Securities(6)
5% Stockholders
James C. Czirr	54,742,751	(7)	54.4%	—		—	3,000,000	100%	8.2	%(8)

10X Fund, L.P., c/o 10X Capital Management, LLC 1099 Forest Lake Terrace Niceville, FL 32578	48,982,783	(9)	48.6%	—		—	3,000,000	100%	18.1%

Rod D. Martin, J.D.	49,751,709	(10)	49.8%				3,000,000	100%	*	(8)

James C. Czirr Trust, c/o James C. Czirr 425 Janish Drive, Sandpoint, ID 83864	328,700	(14)	*	100,000		6.1%	—	—	*

David Smith 34 Shorehaven Road E. Norwalk, CT 06855	—		—	175,000		10.7%	—	—	*

Fivex LLC c/o David Smith 34 Shorehaven Road E. Norwalk, CT 06855	—		—	100,000	(13)	6.1%	—	—	*

Name and Address(1)	Shares of Common Stock Beneficially Owned(2)		Percent of Common Stock(3)	Shares of Series A Preferred Stock Beneficially Owned	Percent of Series A Preferred Stock(4)	Shares of Series B Preferred Stock Beneficially Owned(5)	Percent of Series B Preferred Stock	Combined Percent of Voting Securities(6)
Directors and Named Executive Officers
Gilbert F. Amelio, Ph.D.	507,500	(11)	1.0%	—	—	—	—	*
James C. Czirr	54,742,751	(7)	54.4%	100,000	6.1%	3,000,000	100%	8.2	%(8)
Rod D. Martin, J.D.	49,751,709	(10)	49.8%	—	—	3,000,000	100%	*	(8)
Arthur R. Greenberg	500,000	(11)	1.0%	—	—	—	—	*
S. Colin Neill	261,500		*	—	—	—	—	*
Steven Prelack	286,750		*	—	—	—	—	*
Jerald K. Rome	479,844		*	—	—	—	—	*
Peter G. Traber, M.D.	500,000	(11)	1.0%	—	—	—	—	*
Theodore D. Zucconi, Ph.D.	1,246,343		2.4%	—	—	—	—	*
Eliezer Zomer, Ph.D.	1,095,000		2.1%	—	—	—	—	*
All executive officers and directors as a group (10 persons)	60,388,614	(12)	58.1%	100,000	6.1%	3,000,000	100%	29.8%

*	Less than 1%.
(1)	Except as otherwise indicated in the table, the address for each named person is c/o Pro-Pharmaceuticals, Inc., 7 Wells Avenue, Suite 34, Newton, Massachusetts 02459.
(2)	Includes the following number of shares of our common stock issuable upon exercise of outstanding stock options granted to our named executive officers and directors that are exercisable within 60 days after March 12, 2010:

Directors and Named Executive Officers	Options Exercisable Within 60 Days
Mr. Czirr	500,000
Mr. Martin	250,000
Mr. Neill:	261,500
Mr. Prelack:	286,750
Mr. Rome:	320,500
Dr. Zucconi:	1,150,000
Dr. Zomer:	1,095,000
All executive officers and directors as a group	3,863,750

(3)	For each named person and group included in this table, percentage ownership of our common stock is calculated by dividing the number of shares of our common stock beneficially owned by such person or group by the sum of (i) 51,742,090 shares of our common stock outstanding as of March 12, 2010 and (ii) the number of shares of our common stock that such person has the right to acquire within 60 days after March 12, 2010.
(4)	For each named person and group included in this table, percentage ownership of our Series A preferred stock is based on 1,642,500 shares of Series A preferred stock outstanding as of March 12, 2010.
(5)	Includes (i) 900,000 shares of Series B-1 preferred stock issued and outstanding and (ii) 2,100,000 shares of Series B-2 preferred stock that we have agreed to sell to 10X Fund, L.P., a Delaware limited partnership which we refer to as 10X Fund, pursuant to a securities purchase agreement dated as of February 12, 2009, which we refer to as the 10X Purchase Agreement. As of March 12, 2010, 1,660,000 shares of B-2 preferred stock were issued and outstanding.
(6)

Represents the combined voting power of the voting securities (comprised of the aggregate of the shares of our common stock, Series A preferred stock voting on an as-converted basis with the common stock, and Series B-1 and B-2 preferred stock voting on an as-converted basis with the common stock) on all matters presented to the stockholders for their approval at the Annual Meeting (except for such separate class votes as are required by law or the terms of a class or series of securities) and excludes shares of common stock underlying (i) outstanding options and warrants that have not been exercised as of the record date and (ii) the outstanding shares of Series B-2 preferred stock and related warrants that have not been issued pursuant to the 10X Purchase Agreement as of the record date.

(7)	Includes (i) 100,000 shares of our common stock issuable upon conversion of Series A preferred stock; (ii) 200,000 shares of our common stock underlying warrants to purchase shares of our common stock; (iii) 250,000 shares of restricted stock, all of which are subject to forfeiture pursuant to the terms of the restricted stock grant; (iv) 3,600,000 shares of our common stock issuable upon conversion of 900,000 shares of Series B-1 preferred stock held of record by 10X Fund, as to which Mr. Czirr, in his capacity as a managing member of 10X Capital Management Fund, LLC, a Florida limited liability company and general partner of 10X Fund, which we refer to as 10X Management, has shared voting and investment power, and disclaims beneficial ownership; (v) 10,800,000 shares of our common stock underlying warrants to purchase shares of our common stock held of record by 10X Fund as to which Mr. Czirr in his capacity a managing member of 10X Management has shared voting and investment power, and disclaims beneficial ownership; (vi) 8,400,000 shares of our common stock issuable upon conversion of 2,100,000 shares of Series B-2 preferred stock that we have agreed to sell to 10X Fund pursuant to the 10X Purchase Agreement; and (vii) 25,200,000 shares of our common stock underlying warrants to purchase shares of our common stock that we have agreed to sell to 10X Fund pursuant to the 10X Purchase Agreement in connection with the sale of the Series B-2 preferred stock; and (viii) 982,783 shares of our Company stock issued or issuable as, dividend payments to 10X Fund pursuant to the 10X Purchase Agreement in connection with the sale of Series B Preferred Stock.
(8)	Excludes, for purposes of this column, shares of common stock underlying the B-1 and B-2 preferred stock as to which such person has shared voting power but which will be voted by 10X Fund.
(9)	Includes (i) 3,600,000 shares of our common stock issuable upon conversion of 900,000 shares of Series B-1 preferred stock; (ii) 10,800,000 shares of our common stock underlying warrants to purchase shares of our common stock; (iii) 8,400,000 shares of our common stock issuable upon conversion of 2,100,000 shares of Series B-2 preferred stock that we have agreed to sell to 10X Fund pursuant to the 10X Purchase Agreement; (iv) 25,200,000 shares of our common stock underlying warrants to purchase shares of our common stock that we have agreed to sell pursuant to the 10X Purchase Agreement in connection with the sale of the Series B-2 preferred stock; and (v) 982,783 shares of our common stock issued or issuable as dividend payments. Each of Mr. Czirr and Mr. Martin, in his capacity as a managing member of 10X Management, the general partner of 10X Fund, has voting and investment power, and disclaims beneficial ownership, of these securities.
(10)	Includes (i) 250,000 shares of restricted stock, all of which are subject to forfeiture pursuant to the terms of the restricted stock grant; (ii) 3,600,000 shares of our common stock issuable upon conversion of 900,000 shares of Series B-1 preferred stock held of record by 10X Fund as to which Mr. Martin, in his capacity as a managing member of 10X Management, its general partner, has shared voting and investment power, and disclaims beneficial ownership; (iii) 10,800,000 shares of our common stock underlying warrants to purchase shares of our common stock held of record by 10X Fund as to which Mr. Martin, in his capacity as a managing member of 10X Management, has shared voting and investment power, and disclaims beneficial ownership; (iv) 8,400,000 shares of our common stock issuable upon conversion of 2,100,000 shares of Series B-2 preferred stock that we have agreed to sell to 10X Fund pursuant to the 10X Purchase Agreement; and (v) 25,200,000 shares of our common stock underlying warrants to purchase shares of our common stock that we have agreed to sell to 10X Fund pursuant to the 10X Purchase Agreement in connection with the sale of the Series B-2 preferred stock; and (vi) 982,783 shares of our Company stock issued or issuable as, dividend payments to 10X Fund pursuant to the 10X Purchase Agreement in connection with the sale of Series B Preferred Stock.
(11)	Includes 250,000 shares of restricted stock, all of which are subject to forfeiture pursuant to the terms of the restricted stock grant. Mr. Greenberg is also an investor in 10X Fund and through the fund owns 50,000 shares of Series B preferred stock and related warrants but does not exercise voting control, these shares are included under 10X Fund.

(12)	Includes 48,000,000 shares of our common stock underlying the Series B preferred stock and related warrants and 982,783 shares of common stock issued or issuable as dividends as to which Messrs. Czirr and Martin share voting and investment control but are counted one time for purposes of this total. For additional information about the beneficial ownership of our capital stock by Messrs. Czirr and Martin, see notes 7 and 10 respectively.
(13)	Mr. Smith is the manager of Fivex LLC, a Connecticut limited liability company, and may be deemed to have voting and investment control over, but disclaims beneficial ownership of, the shares of Series A preferred stock.
(14)	Includes (i) 100,000 shares of our common stock issuable upon conversion of Series A preferred stock; and (ii) 200,000 shares of our common stock underlying warrants to purchase shares of our common stock.

Change of Control

Our Board of Directors is currently fixed at nine members and the Series B Designation Certificate does not permit us to change that number without the consent of at least a majority of the outstanding shares of Series B preferred stock. The Series B Designation Certificate provides that the holder(s) of our Series B preferred stock have the right, as long as any shares of Series B preferred stock are outstanding, to nominate four persons to serve on our Board of Directors, two of whom are to be elected by the holder(s) of Series B preferred stock, voting as a separate class, and two of whom, referred to as the Series B nominees, must be recommended for election by holders of all of our voting securities, voting as a single class. In addition, the Series B Designation Certificate provides that if we sell $6,000,000 of Series B preferred stock, the holder(s) of Series B preferred stock have the right, so long as any shares of Series B preferred stock are outstanding, to designate a third Series B nominee who must be recommended as a nominee for election by holders of all of our voting securities, voting as a single class. The Series B Designation Certificate was amended on February 10, 2010 to extend the date to May 25, 2010 by which the $6,000,000 of Series B preferred stock must be sold in order to “trigger” the right of the holder(s) of Series B preferred stock to designate a third Series B nominee. As of the date of this Proxy Statement we had issued and sold less than $6,000,000 of Series B preferred stock. If by May 25, 2010 we have sold $6,000,000 of Series B preferred stock, the holder(s) of the Series B preferred stock will have the right, at any subsequent meeting of stockholders called for election of directors, to elect the two Series B directors and designate three Series B nominees who, assuming the three Series B nominees are elected, would comprise five of the nine members of our Board of Directors.

Messrs. Czirr and Martin are the Series B directors who, if elected by the holder(s) of the Series B Preferred Stock at the 2010 Annual Meeting, will serve on our Board or Directors. Drs. Amelio and Traber are the Series B nominees who are recommended in this Proxy Statement for election at the 2010 Annual Meeting. Although recommended for election by our Nominating and Corporate Governance Committee, Mr. Greenberg is not a Series B nominee for purposes of the 2010 Annual Meeting but has served on the Board since August 2009 when he was appointed to fill a vacancy. As of March 12, 2010, 10X Fund is the owner of all of the issued and outstanding shares of the Series B preferred stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee of our Board of Directors has nominated seven members of our current Board of Directors to be re-elected at the Annual Meeting to serve one-year terms until the 2011 annual meeting of stockholders and until their respective successors are elected and qualified. Each nominee has agreed to serve if elected.

The Nominating and Corporate Governance Committee is nominating seven directors, which is fewer than the number (nine) of directors fixed by our governing instruments, to be elected to the Board of Directors because James C. Czirr and Rod D. Martin are the Series B directors who are nominated and elected by the holder(s) of the Series B preferred stock voting as a separate class. Mr. Czirr serves as the Executive Chairman of the Board and Mr. Martin serves as Vice Chairman of the Board. Background information with respect to Messrs. Czirr and Martin is provided below.

Gilbert F. Amelio, Ph.D. and Peter G. Traber, M.D., are the Series B nominees designated by the 10X Fund in its capacity as holder of the issued and outstanding shares of Series B preferred stock pursuant to the nomination rights incident to the Series B preferred stock contained in the Series B Designation Certificate. If all of the nominees are elected at the Annual Meeting, our Board of Directors will have nine members. For additional information with respect to the Series B directors and Series B nominees, see “Security Ownership of Certain Beneficial Owners and Management—Change of Control” above.

Set forth below is information regarding the nominees, as of March 12, 2010, including their ages, positions with Pro-Pharmaceuticals, recent employment and other directorships.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH NOMINEE.

The persons who have been nominated for election at the Annual Meeting to serve on our Board of Directors are named in the table below. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Name	Age as of 3/12/10	Position
Gilbert F. Amelio, Ph.D.	67	Director
Arthur R. Greenberg	63	Director
S. Colin Neill	63	Director
Steven Prelack	52	Director
Jerald K. Rome	75	Director
Peter G. Traber, M.D.	54	Director
Theodore D. Zucconi	63	Chief Executive Officer, President and Director

Board of Directors:

Dr. Amelio was appointed a director on February 12, 2009. Dr. Amelio, who began his career at Bell Labs, is Senior Partner of Sienna Ventures, a privately-held venture capital firm, and has acted in this capacity since 2001. Dr. Amelio was Chairman and Chief Executive Officer of Jazz Technologies, Inc., a specialty wafer foundry, from 2005 until his retirement in 2008, when he was named Chairman Emeritus. Dr. Amelio was Chairman and Chief Executive Officer of Beneventure Capital, LLC, a venture capital firm from 1999 to 2005 and was Principal of Aircraft Ventures, LLC, a consulting firm from 1997 to 2004. Dr. Amelio was elected a Director of AT&T (NYSE: T) in 2001 and had previously served as an Advisory Director of AT&T from 1997 to 2001. He served as a Director of Pacific Telesis Group from 1995 until the company was acquired by AT&T in 1997. Dr. Amelio was chief executive officer of Apple, Inc. in 1996 and 1997, and from 1991 to 1996, he was chief executive officer of National Semiconductor Corporation. He was a director of Chiron, now a part of Novartis, from 1991 to 1996. We believe Dr. Amelio’s qualifications to sit on our Board of Directors include his executive leadership and management experience, as well as his extensive experience with global companies, his financial expertise and his years of experience providing strategic advisory services to complex organizations.

Mr. Czirr, a Series B director, was appointed a director and became Chairman of the Board of Directors on February 12, 2009 and Executive Chairman of the Board on February 11, 2010. Mr. Czirr, age 56, is a co-founder of 10X Fund, L.P. and is a managing member of 10X Capital Management LLC, the general partner of 10X Fund, L.P. Mr. Czirr was a co-founder of Pro-Pharmaceuticals in July 2000. Mr. Czirr was instrumental in the early stage development of Safe Science Inc., a developer of anti-cancer drugs, served from 2005 to 2008 as Chief Executive Officer of Minerva Biotechnologies Corporation, a developer of nano particle bio chips to determine the cause of solid tumors, and was a consultant to Metalline Mining Company Inc. (NYSE Alternext US: MMG), a mineral exploration company seeking to become a low cost producer of zinc. Mr. Czirr received a B.B.A. degree from the University of Michigan. We believe Mr. Czirr’s qualifications to sit on our Board of Directors include his extensive experience with developing entrepreneurial biotech companies, his financial expertise and his years of experience providing strategic advisory services to development stage organizations.

Mr. Greenberg was appointed a director in August 2009. With 37 successful years in the semiconductor equipment and materials industries, Mr. Greenberg is the President and Founder of Prism Technologies, Inc. Prism provides professional sales & marketing services and business development consulting services. Mr. Greenberg is a member of the board of UV Tech Systems, a designer and manufacturer of equipment used to fabricate semiconductor devices. Previously, he was the first President of SEMI, North America, a semiconductor equipment and materials industry trade association representing the interests, including public policy, of more than 2000 members doing business in North America. Mr. Greenberg received his Bachelor of Science degree in Business Administration from Henderson State University. We believe Mr. Greenberg’s qualifications to serve on our Board of Directors include his experience in leading technology enterprises, as well as his experience as a CEO of a technology company.

Mr. Martin, a Series B director, was appointed a director and became a member of the Nominating and Corporate Governance Committee and of the Compensation Committee on February 12, 2009. Mr. Martin was appointed Vice Chairman of the Board on February 11, 2010. Mr. Martin, age 40, is a co-founder of 10X Fund, L.P. and is a managing member of 10X Capital Management LLC, the general partner of 10X Fund, L.P. Mr. Martin served as a senior advisor to PayPal, Inc. founder Peter Thiel, during the period in which the company conducted its initial public offering and was subsequently acquired by eBay Inc., and afterward, served at Clarium Capital, a global macro hedge fund which has more than $5 billion under management. Mr. Martin also served as Director of Policy Planning & Research for former Arkansas Governor and presidential candidate Mike Huckabee. He is a widely noted author and speaker, and leads several non-profit organizations. Mr. Martin holds a J.D. from Baylor Law School and B.A. from the University of Arkansas. We believe Mr. Martin’s qualifications to sit on our Board of Directors include his extensive experience with developing entrepreneurial technology companies and his years of experience providing strategic legal and advisory services to development stage organizations.

Mr. Neill, a director since May 2007, became President of Pharmos Corp. (PARS.PK) in 2008, and since 2006, was its Senior Vice President, Chief Financial Officer, Secretary, and Treasurer. From 2003 to 2006, Mr. Neill served as Chief Financial Officer, Treasurer and Secretary of Axonyx Inc., a biopharmaceutical company that developed products and technologies to treat Alzheimer’s disease and other central nervous system disorders. Mr. Neill served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of ClinTrials Research Inc., a global contract research organization in the drug development business, from 1998 to 2001. From 2001 to 2003, Mr. Neill served as an independent consultant assisting start-up and development stage companies in raising capital. Earlier experience was gained as Vice President Finance and Chief Financial Officer of BTR Inc., a U.S. subsidiary of BTR plc, a British diversified manufacturing company, and Vice

President Financial Services of The BOC Group Inc., a British owned industrial gas company with substantial operations in the health care field.

Mr. Neill served four years with American Express Travel Related Services, first as chief internal auditor for worldwide operations and then as head of business planning and financial analysis. Mr. Neill began his career in public accounting with Arthur Andersen LLP in Ireland and later with Price Waterhouse LLP as a senior manager in New York City. He also served with Price Waterhouse for two years in Paris, France. Mr. Neill graduated from Trinity College, Dublin with a first class honors degree in business/economics and he holds a masters degree in Accounting and Finance from the London School of Economics. He is a Certified Public Accountant in New York State and a Chartered Accountant in Ireland. We believe Mr. Neill’s qualifications to sit on our Board of Directors include his executive leadership and management experience, as well as his financial expertise with public and financial accounting matters for technology and life science organizations.

Mr. Prelack, a director since April 2003, has served as Senior Vice President, Chief Financial Officer and Treasurer of VelQuest Corporation since 2001, a provider of automated compliance software solutions for the pharmaceutical industry. In this capacity, Mr. Prelack oversees sales, business development, operations and finance. Mr. Prelack is a director of Codeco Corporation, a designer and manufacturer of custom resisters and switches, and is a member of the Strategic Advisory Board of BioVex, a Biotechnology company focused on cancer. Mr. Prelack served as Director and Audit Committee Chair for BioVex from 2007 through 2009. Mr. Prelack, a Certified Public Accountant, received a B.B.A. degree from the University of Massachusetts at Amherst in 1979. We believe Mr. Prelack’s qualifications to sit on our Board of Directors include his extensive experience with public and financial accounting matters for technology organizations.

Mr. Rome, a director since March 2004, has been a private investor since 1996. Mr. Rome founded Amberline Pharmaceutical Care Corp., a marketer of non-prescription pharmaceuticals, in 1993 and served as its President from 1993 to 1996. From 1980 to 1990, he served as Chairman, President and Chief Executive Officer of Moore Medical Corp., a national distributor of branded pharmaceuticals and manufacturer and distributor of generic pharmaceuticals and was previously Executive Vice President of the H.L. Moore Drug Exchange, a division of Parkway Distributors and predecessor of Moore Medical Corp. Mr. Rome received a B.S. degree in pharmaceutical sciences from the University of Connecticut. We believe Mr. Rome’s qualifications to serve on our Board of Directors include his experience as a CEO of a pharmaceutical company, as well as his executive management and corporate governance expertise.

Dr. Traber was appointed a director on February 12, 2009. Dr. Traber is Chair of the Board and Chief Executive Officer of TerraSep, LLC, a Mountain View, CA biotechnology start-up company. Dr. Traber is President Emeritus, and from 2003 to 2008 was Chief Executive Officer, of Baylor College of Medicine. From 2000 to 2003 he was Senior Vice President Clinical Development and Regulatory Affairs and Chief Medical Officer of GlaxoSmithKline plc. He has also served as Chief Executive Officer of the University of Pennsylvania Health System, as well as Chair of the Department of Internal Medicine and Chief of Gastroenterology for the University of Pennsylvania School of Medicine. Dr. Traber received his M.D. from Wayne State School of Medicine and a B.S. in chemical engineering from the University of Michigan. We believe Dr. Traber’s qualifications to sit on our Board of Directors include his years of medical experience in the pharmaceutical and healthcare industries, as well as the deep understanding of our patients and our products.

Dr. Zucconi, a director since 2007, was named our Chief Executive Officer and President on February 12, 2009, and served as its President from October 2007 to December 31, 2008. From 2002 to 2007, Dr. Zucconi was President of Implementation Edge, a management consulting firm that specializes in organizational performance improvement. From 1994 until 2002, Dr. Zucconi served in various senior management capacities at Motorola, including Director of Motorola University. Prior to Motorola, Dr. Zucconi held technical, operational, and senior management positions at high technology companies, including IBM and Nortel Networks. Dr. Zucconi led a number of successful turnaround projects. Dr. Zucconi received a B.S. degree in Chemistry from Villanova University, an M.S. degree in Chemistry from the University of Connecticut and a Ph.D. in analytical chemistry from State University of New York in 1977. Dr. Zucconi also received a Master’s Certificate in international management from Thunderbird University and is a certified project manager from Stanford University. We believe Dr. Zucconi’s qualifications to sit on our Board of Directors include his three decades of technical, operational and management experience with technology companies, including three years as our President.

Executive officers and key employees:

Theodore Zucconi, Ph.D., Chief Executive Officer and President (see Board of Directors)

Anatole Klyosov, Ph.D., D.Sc., our Chief Scientist, is a co-inventor of our patented technology and a founder of Pro-Pharmaceuticals. Dr. Klyosov was vice president, research and development for Kadant Composites, Inc., a subsidiary of Kadant, Inc. (KAI-NYSE), where he directed, since 1996, a laboratory performing work in biochemistry, microbiology and polymer engineering. From 1990 to 1998, Dr. Klyosov was visiting professor of biochemistry, Center for Biochemical and Biophysical Sciences, Harvard Medical School, and from 1981 to 1990 he was professor and head of the Carbohydrates Research Laboratory at the A.N. Bach Institute of Biochemistry, USSR Academy of Sciences. Dr. Klyosov was elected as a member of the World Academy of Art and Sciences and is the recipient of distinguished awards including the USSR National Award in Science and Technology. He has published more than 250 peer-reviewed articles in scientific journals, authored books on enzymes, carbohydrates, and biotechnology, edited two books: Carbohydrates in Drug Design and Galectins, and holds more than 20 patents. Dr. Klyosov earned his Ph.D. and D.Sc. degrees in physical chemistry, and an M.S. degree in enzyme kinetics, from Moscow State University.

Eliezer Zomer, Ph.D., is Executive Vice President of Manufacturing and Product Development. Prior to joining our company, Dr. Zomer had been the founder of Alicon Biological Control, where he served from November 2000 to July 2002. From December 1998 to July 2000, Dr. Zomer served as Vice President of product development at SafeScience, Inc. and Vice President of Research and Development at Charm Sciences, Inc. from June 1987 to November 1998. Dr. Zomer received a B.Sc. degree in industrial microbiology from the University of Tel Aviv in 1972, a Ph.D. in biochemistry from the University of Massachusetts in 1978, and undertook a post-doctoral study at the National Institute of Health.

Anthony D. Squeglia became our Chief Financial Officer in October 2007 and from 2003 served as our Vice President of Investor Relations. From 2001 to 2003, Mr. Squeglia was a Partner in JFS Advisors, a management consulting firm that delivered strategic services to entrepreneurial businesses that includes raising capital, business planning, positioning, branding, marketing and sales channel development. From 1996 to 2001, Mr. Squeglia was Director of Investor Relations and Corporate Communications for Quentra/Coyote Networks. Previously, Mr. Squeglia held management positions with Summa Four, Unisys, AT&T, Timeplex, Colonial Penn and ITT. Mr. Squeglia received an M.B.A. from Pepperdine University and a B.B.A. from The Wharton School, University of Pennsylvania.

Maureen Foley has been our Chief Operating Officer since October 2001 and was formerly our Manager of Operations and acting Chief Financial Officer. She has provided 30 years of business and operations management experience including facility design, construction, and fit out, project management, IT, HR, press and public relations, accounting and finance to startup companies. Between 1999 and 2000 she managed business operations for eHealthDirect, Inc., a developer of medical records processing software; and ArsDigita, Inc., a web development company. From 1996 to 1999, she served as Manager of Operations with Thermo Fibergen, Inc., a developer of composite materials and a subsidiary of Thermo Fisher Scientific, Inc. Ms. Foley is a graduate of The Wyndham School, Boston, Massachusetts, with a major in Mechanical Engineering. Ms. Foley serves as Secretary to the Board.

None of the directors, executive officers and key employees shares any familial relationship.

CORPORATE GOVERNANCE

Director Independence

The Company’s Corporate Governance provides that a majority of the members of the Board, and each member of the Audit, Compensation and Nominating and Corporate Governance Committees, must meet certain criteria for independence. Based on the New York Stock Exchange independence requirements, the Company’s Corporate Governance practices assist the Board in its determination of director independence.

Based on the New York Stock Exchange rules, Messrs. Czirr, Martin, Greenberg, Neill, Prelack, Rome and Drs. Amelio and Traber were affirmatively determined by the Board to be independent. Due to Dr. Zucconi’s employment with the Company, he is not considered independent. Also, none of the non-employee directors has any relationship with the Company other than being a director and stockholder, or any transaction or arrangement that interferes with each director’s independence.

Policies with Respect to Transactions with Related Persons

The Nominating and Corporate Governance Committee and the Board have adopted a Code of Ethics, which is available at www.pro-pharmaceuticals.com, that sets forth various policies and procedures intended to promote the ethical behavior of the Company’s employees, officers and directors. The Code of Ethics describes the Company’s policy on conflicts of interest. The Nominating and Corporate Governance Committee monitors the ethical behavior of the Company’s employees, officers and directors.

The executive officers and the Board are also required to complete a questionnaire on an annual basis which requires them to disclose any related person transactions and potential conflicts of interest. The responses to these questionnaires are reviewed by outside corporate counsel, and, if a transaction is reported by an independent director or executive officer, the questionnaire is submitted to the Chairperson of the Audit Committee for review. If necessary, the Audit Committee will determine whether the relationship is material and will have any effect on the director’s independence. After making such determination, the Audit Committee will report its recommendation on whether the transaction should be approved or ratified by the entire Board.

Certain Relationships and Related Transactions

Since the beginning of fiscal 2008 and during 2009, the Company did not participate in any transactions in which any of the director nominees, Class B directors, executive officers, any beneficial owner of more than 5% of the Company’s common stock, nor any of their immediate family members, had a direct or indirect material interest

Director Nomination Process

The Nominating Committee is responsible for, among other things, screening potential director candidates and recommending qualified candidates to the Board for nomination.

When identifying and evaluating candidates, the Nominating Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Nominating Committee may retain a third-party search firm to assist the Committee in locating qualified candidates that meet the needs of the Board at that time. The search firm provides information on a number of candidates, which the Nominating Committee discusses. The Nominating Committee chair and some or all of the members of the Nominating Committee, and the Chief Executive Officer, will interview potential candidates that the Nominating Committee deems appropriate. If the Nominating Committee determines that a potential candidate meets the needs of the Board, has the qualifications, and meets the independence standards required by the New York Stock Exchange, it will recommend the nomination of the candidate to the Board.

It is the Nominating Committee’s policy to consider director candidates recommended by stockholders, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Board can do so by writing to the Secretary of Pro-Pharmaceuticals, Inc. at 7 Wells avenue, Suite 34, Newton, MA 02459. Recommendations must include the proposed nominee’s name, biographical data and qualifications, as well as a written statement from the proposed nominee consenting to be named and, if nominated and elected, to serve as a director. Recommendations must also follow the Company’s procedures for nomination of directors by stockholders (see Nominating and Corporate Governance Committee – Criteria and Diversity) as provided in our Certificate of Incorporation and By-laws. The Nominating Committee will consider the candidate and the candidate’s qualifications in the same manner in which it evaluates nominees identified by the Nominating Committee. The Nominating Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the stockholder’s reasons for making the nomination. The Nominating Committee may then interview the candidate if it deems the candidate to be appropriate. The Nominating Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board.

The Nominating Committee’s nomination process is designed to ensure that the Nominating Committee fulfills its responsibility to recommend candidates that are properly qualified to serve the Company for the benefit of all of its stockholders, consistent with the standards established by the Nominating Committee under the Company’s Corporate Governance Principles.

Communication with the Board

The Board and management encourage communication from the Company’s stockholders. Stockholders who wish to communicate with the Company’s management should direct their communication to the Secretary of the Board, 7 Wells Avenue, Suite 34, Newton, MA 02459. Stockholders, or other interested parties, who wish to communicate with the non-management directors or any individual director should direct their communication c/o the Secretary at the address above. The Secretary will forward communications intended for the Board to the Vice Chairman of the Board, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in her discretion, forward only representative correspondence. Any communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

Board Leadership Structure

The Board believes that the Company’s Executive Chairman is best situated to serve as Chairman because he is the director who was a co-founder and is very familiar with the Company’s business and industry, and capable of effectively identifying sources of capital as well as strategic priorities. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry. The Chief Executive Officer brings company-specific experience and expertise. The Board believes that the separate roles of the Executive Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the separate roles of the Executive Chairman and the Chief Executive Officer is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Executive Sessions

Pursuant to the Company’s Corporate Governance Principles, non-management directors of the Board are required to meet on a regularly scheduled basis without the presence of management. The Executive Chairman chairs these sessions.

Meeting Attendance

Last year there were ten meetings of the Board. Each director attended at least 75% of the total meetings of the Board and committees of the Board of which the director was a member. In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Executive Chairman and Chief Executive Officer and others regarding matters of interest and concern to the Company.

The Company does not have a formal policy requiring members of the Board to attend the Annual Meeting, although all directors are strongly encouraged to attend. All nine directors were present at the 2009 Annual Meeting of Stockholders.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Board Committees

The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Audit, Compensation, and Nominating and Corporate Governance Committees are composed entirely of independent directors, as defined under the New York Stock Exchange Corporate Governance Principles. The charters of each committee are available on the Company’s website at www.pro-pharmaceuticals.com.

Board of Directors Meetings and Committees of the Board

Our Board of Directors has determined that all of the directors named in this Proxy Statement are, and all of the former directors who served during our last fiscal year, were “independent” within the meaning of the rules of the New York Stock Exchange, other than Dr. Zucconi, who does not serve on a standing committee. During the year ended December 31, 2009, our Board of Directors held ten meetings.

We held at least one meeting of the Board during 2009 which was attended only by the independent (non-management) directors.

During 2009, the Board of Directors had three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee. Each of the Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee has a charter, a copy of which is available in the “About the Company” section of our website at www.pro-pharmaceuticals.com.

Compensation Committee

The Compensation Committee met three times in 2009. The members of this committee are Rod D. Martin (chair), Gilbert F. Amelio, Ph.D. and Arthur R. Greenberg. The Committee is responsible for reviewing and recommending compensation policies and programs, management and corporate goals, as well as salary and benefit levels for our executive officers and other significant employees. Its specific responsibilities include supervising and overseeing the administration of our incentive compensation and stock programs and, as such, the Committee is responsible for administration of grants and awards to directors, officers, employees, consultants and advisors under Pro-Pharmaceuticals’ 2001 Stock Incentive Plan, 2003 Non-employee Director Stock Incentive Plan and the 2009 Incentive Compensation Plan.

Audit Committee

The Audit Committee met four times in 2009. The members of this committee are Steven Prelack (chair), Jerald K. Rome and S. Colin Neill. The Audit Committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Pro-Pharmaceuticals. More specifically, it assists the Board of Directors in fulfilling its oversight responsibilities relating to (i) the quality and integrity of our financial statements, reports and related information provided to stockholders, regulators and others, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of our independent registered public accounting firm, (iv) the internal control over financial reporting that management and the Board have established, and (v) the audit, accounting and financial reporting processes generally. The Committee is also responsible for review and approval of related-party transactions. The Board has determined that Mr. Prelack is an “audit committee financial expert” within the meaning of SEC rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee meet once in 2009. The members of this committee are Rod D. Martin (chair), Jerald K. Rome and Gilbert F. Amelio, Ph.D. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board, and to recommend to the Board, candidates for election or re-election as directors and for reviewing our governance policies in light of the corporate governance rules of the SEC. Under its charter, the Nominating and Corporate Governance Committee is required to establish and recommend criteria for service as a director, including matters relating to professional skills and experience, board composition, potential conflicts of interest and manner of consideration of individuals proposed by management or stockholders for nomination. The Committee believes candidates for the Board should have the ability to exercise objectivity and independence in making informed business decisions; extensive knowledge, experience and judgment; the highest integrity; loyalty to the interests of Pro-Pharmaceuticals and its stockholders; a willingness to devote the extensive time necessary to fulfill a director’s duties; the ability to contribute to the diversity of perspectives present in board deliberations, and an appreciation of the role of the corporation in society. The Committee will consider candidates meeting these criteria who are suggested by directors, management, stockholders and other advisers hired to identify and evaluate qualified candidates.

Criteria and Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in governance guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all shareholders. Our guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Pro-Pharmaceuticals believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

The Committee has adopted a policy for stockholders to submit recommendations for director candidates. A stockholder desiring to make a recommendation may do so in writing by letter to the Nominating and Corporate Governance Committee stating the reasons for the recommendation and how the candidate may meet the Committee’s director selection criteria. The letter may be confidential and should be addressed to the Chairman of the Nominating and Corporate Governance Committee, c/o Anthony D. Squeglia, Chief Financial Officer, Pro-Pharmaceuticals, Inc., 7 Wells Avenue, Newton, Massachusetts 02459. The Committee will evaluate stockholder-recommended candidates in the same manner as candidates recommended by other persons.

Attendance of Board Members at the Annual Meeting

We encourage, but do not require, our Board members to attend the annual meeting of stockholders. All nine members of the Board attended our 2009 annual meeting.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table summarizes the compensation paid to our Named Executive Officers for the fiscal years ended December 31, 2009 and 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Theodore D. Zucconi, Ph.D.,	2009	111,988	10,000	905,736	53,737	(4)	1,081,461
Chief Executive Officer & President(2)	2008	137,169	—	48,215	39,502	(5)	224,886
David Platt, Ph.D.,	2009	14,000	—	41,605	134,917	(6)	190,522
Chief Executive Officer(3)	2008	141,000	—	64,287	40,244	(7)	245,531
Eliezer Zomer, Ph.D.,	2009	104,833	—	70,724	28,756	(8)	204,313
Executive Vice President of Manufacturing and Product Development	2008	124,333	—	48,215	29,271	(9)	201,819

(1)	These amounts represent the aggregate grant date fair value of option awards for fiscal 2009 and 2008, respectively. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2009 and 2008. The value of as of the grant date for stock options is recognized over the number of days of service required or the achievement of certain specified milestones for the grant to become vested.

The following table includes the assumptions used to calculate the grant date fair value reported for fiscal years 2009 and 2008 on a grant by grant basis.

	Grant Date		Shares Granted (#)	Exercise Price ($)	Assumptions				Grant Date Fair Value Per Share ($)
Name					Volatility (%)	Expected Life (Years)	Risk-Free Interest Rate (%)	Dividend Yield (%)
Theodore D. Zucconi, Ph.D.	5/21/2009		2,000,000	0.48	124	5.0	2.16	0	0.40
	3/24/2009		500,000	0.23	123	5.0	1.70	0	0.19
	4/10/2008		150,000	0.44	95	5.0	2.66	0	0.32
David Platt, Ph.D.	2/25/2009	(10)	250,000	0.20	121	5.0	2.06	0	0.17
	4/10/2008	(11)	200,000	0.44	95	5.0	1.70	0	0.32
Eliezer Zomer, Ph.D.	4/21/2009		175,000	0.48	124	5.0	1.87	0	0.40
	4/10/2008		150,000	0.44	95	5.0	1.70	0	0.32

(2)	Appointed Chief Executive Officer effective February 12, 2009.
(3)	Resigned effective February 12, 2009.
(4)	Includes $44,861 for local housing and travel to permanent residence, $6,010 for health insurance and $2,866 for automobile expenses.
(5)	Includes $34,744 for local housing and travel to permanent residence and $4,758 for automobile expenses.
(6)	Includes $100,000 of severance payments, $25,157 for health insurance expenses ($20,000 paid after resignation per Dr. Platt’s severance agreement), $9,600 for automobile expenses ($8,000 paid after resignation) and $160 for retirement plan contributions.
(7)	Includes $27,403 for health insurance expenses, $7,201 for automobile expenses and $5,640 for retirement plan contributions.
(8)	Includes $24,563 for health insurance expenses and $4,193 for retirement plan contributions.
(9)	Includes $24,568 for health insurance expenses and $4,703 for retirement plan contributions.
(10)	Granted for service as an outgoing board member.
(11)	Options cancelled, unexercised during 2009.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

In order to conserve cash, the Named Executive Officers and certain other key employees voluntarily reduced their cash salaries in 2009 and 2008.

Material Terms of Employment Contracts of Named Executive Officers

Theodore D. Zucconi, PhD., Chief Executive Officer and President

We entered into an employment agreement with Dr. Zucconi on December 19, 2007, which amended and restated his prior employment agreement effective October 1, 2007. Although Dr. Zucconi’s Employment Agreement expired on October 1, 2008, we continued to compensate him on the same terms until December 31, 2008, when his employment terminated in connection with our cash conservation efforts. In connection with the sale of our Series B preferred stock to the 10X Fund, Dr. Zucconi was appointed as our Chief Executive Officer and President effective February 12, 2009.

On May 21, 2009, the Company and Zucconi entered into an Employment Agreement (the “Agreement”) which shall be in effect until May 31, 2011. The Agreement provides for an annual salary of $260,000, retroactive to February 12, 2009, which may be adjusted proportionately to the adjustments for other executives, provided that any reductions of 2009 compensation shall be paid no later than the first calendar quarter of 2010. Due to cash conservation efforts, Dr. Zucconi agreed to work for a base monthly salary of $10,000 in 2009. On December 31, 2009, Dr. Zucconi and the Company agreed that we owe him no unpaid 2009 salary except for accrued vacation. As incentives, Dr. Zucconi is entitled to grants of up to 2,000,000 stock options, which at his election may be incentive stock options or non-qualified stock options, to purchase shares of our common stock as follows: (i) 400,000 as of the effective date of the Agreement, (ii) 150,000 with a vesting date of December 31, 2009; (iii) 200,000 with a vesting date of December 31, 2010; and upon achieving the following milestones: (a) 100,000 after the effective date of an investigational new drug application by the U.S. Food and Drug Administration (“FDA”), e.g., for fibrosis or anti-hypoxia, filed by the Company, a partner, an agent or subsidiary; (b) 300,000 for any FDA approval of marketing and sales of DAVANAT® ; (c) 100,000 for each of first three agreements to sell/distribute a product; (d) 150,000 for the initiation of sales of DAVANAT® anywhere in the world; (e) 150,000 for the initiation of sales of DAVANAT® specifically in the United States; and (f) 250,000 following the first calendar quarter in which we achieve profitability. The stock options are exercisable for seven years whether or not Dr. Zucconi is then employed by us, are priced on the date of approval of this agreement, shall vest as indicated and contain a “cashless” exercise provision. Dr. Zucconi may elect to take stock instead of stock options.

The Agreement provides that Dr. Zucconi shall be entitled to cash bonus payments as follows: (i) $100,000 of which $20,000 is paid when an additional $1 million is raised and $40,000 when each additional $1 million is received until the total is paid; (ii) 2% of financing introduced from sources identified by Dr. Zucconi and not from sources, or their successors, previously identified by us or 10X Capital Management; and (iii) 1% of the upfront fees and milestone payments in the event a partnership or joint venture is formed to sell or distribute a Company drug or reached with another company with upfront fees and milestone payments. In 2009, Dr. Zucconi received $20,000 cash bonus.

The Agreement entitles Dr. Zucconi to: (i) an automobile allowance of $500 per month; (ii) use of an apartment within reasonable commuting distance of our principal offices, and up to $20,000 per year additional temporary living costs; (iii) fourteen round trip single passenger airline tickets (by coach) per year between Massachusetts and Phoenix, Arizona; (iv) participation in our 401(k) plan with an employer match; and (v) medical insurance through us or reimbursement for premiums paid by Dr. Zucconi.

The Agreement provides for (i) severance compensation in the event Dr. Zucconi’s employment is terminated without cause; (ii) payments and eligibility for continuation of benefits to his spouse and eligible dependents in the event of his death; (iii) continued compensation and eligibility of his spouse and dependents for benefits in the event of his termination by reason of disability; and (iv) rights to indemnification if Dr. Zucconi is made a party or threatened to be made a party to a proceeding by virtue of his capacity as a director or employee of us. The Agreement contains covenants binding on Zucconi with respect to, among others, assignment of inventions, confidentiality, non-solicitation, and non-competition.

The Agreement in certain events obligates us with respect to certain payments and other coverages for the benefit of Dr. Zucconi’s spouse and eligible dependents upon written certification from the Board of Directors of the Company that the Company’s financial condition can support such expense, which shall be revisited at each meeting until the certification is made.

The Agreement required Dr. Zucconi to assign inventions and other intellectual property to us that he conceives or reduces to practice during employment and for one year after the end of his employment. Dr. Zucconi has also agreed to refrain from soliciting, diverting or accepting business relating to our products, processes or services from any customers that he has come into contact with as a result of his employment with us for a period of 12 months after termination of his employment. In addition, Dr. Zucconi has agreed to refrain from rendering any services as an employee, consultant or otherwise to any competing organization or from owning any interest in any competing organization for a period of six months after termination of his employment. Dr. Zucconi is also subject to a non-solicitation provision for 12 months after termination of his employment.

David Platt, PhD., former Chief Executive Officer and President

On January 2, 2004, we entered into an employment with David Platt, Ph.D., then our President and Chief Executive Officer, which we refer to as the Platt Employment Agreement. The Platt Employment Agreement terminated as of Dr. Platt’s voluntary resignation from these offices on February 12, 2009, on which date we entered into a separation agreement with Dr. Platt, which we refer to as the Separation Agreement. The Separation Agreement addressed certain matters in the Platt Employment Agreement including events that would trigger bonus compensation as well as severance compensation. No “triggers” for bonus compensation occurred in 2009 under the Platt Employment Agreement, and, accordingly, we did not pay a bonus to Dr. Platt in 2009.

Dr. Platt will continue to provide consulting services to us. The Separation Agreement requires that we pay Dr. Platt his current salary at the monthly rate of $21,667 for 24 months. We may defer payment of a portion of such salary amounts above $10,000 per month (so long as Dr. Platt does not receive payments of less than the salary payments being made to our Chief Executive Officer). However, all deferred amounts will continue to accrue and will be payable upon the earlier to occur of (i) our receipt of a minimum of $4.0 million of funding after February 12, 2009, or (ii) February 12, 2011. We also agreed to continue to (i) provide health and dental insurance benefits to Dr. Platt, until the first to occur of February 12, 2011 or the date Dr. Platt and his family become eligible to receive health and dental insurance benefits under the plans of a subsequent employer and (ii) make the current monthly lease payments on his automobile until February 12, 2011.

The Separation Agreement provides that the $1 million severance compensation, formerly payable under the Platt Employment Agreement, may be deferred until the occurrence of any of the following events, referred to as a Milestone Event: (i) approval by the Food and Drug Administration of a new drug application, or NDA, for any drug candidate or drug delivery candidate based on our DAVANAT® technology (whether or not such technology is patented); (ii) consummation of a transaction with a pharmaceutical company expected to result in at least $10.0 million of equity investment or $50.0 million of royalty revenue to us; or (iii) the renewed listing of our securities on a national securities exchange and the achievement of a market capitalization of $100.0 million. Payment upon the events referred to in clause (i) and (iii) may be deferred up to six months, and if we have insufficient cash at the time of any of such events, we may issue Dr. Platt a secured promissory note for such amount. If we file a voluntary or involuntary petition for bankruptcy, whether or not a Milestone Event has occurred, such event shall trigger our obligation to pay the $1.0 million with the result that Dr. Platt may assert a claim for such obligation against the bankruptcy estate.

The Separation Agreement also provides that we will grant Dr. Platt fully vested cashless-exercise stock options exercisable to purchase shares of our common stock for ten years at an exercise price not less than the fair market value of our common stock on the date of the grant, as follows: (i) at least 300,000 options upon consummation of a transaction with a pharmaceutical company expected to result in at least $10.0 million of equity investment or $50.0 million of royalty revenue to us, and (ii) at least 500,000 options upon approval by the FDA of the first NDA for any of our drug or drug delivery candidates based on our DAVANAT® technology (whether or not such technology is patented).

The Separation Agreement provides that the confidentiality provisions in the Platt Employment Agreement remain in effect and contains non-competition covenants that continue for 24 months after its effective date.

Eliezer Zomer, Ph.D., Executive Vice President of Manufacturing and Product Development

We do not have an employment agreement with Dr. Zomer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2009

The following table provides information with respect to outstanding stock options held by the officers named in the Summary Compensation Table as of December 31, 2009.

		Stock Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Un-exercisable		Option Exercise Price Per Share ($)	Option Expiration Date
Theodore D. Zucconi, Ph.D.	12/09/2007	200,000		—		0.70	12/09/2012
	04/10/2008	150,000		—		0.44	04/10/2013
	03/24/2009	—		500,000	(1)	0.23	03/24/2014
	05/21/2009	550,000	(2)	1,450,000		0.48	05/21/2016

Eliezer Zomer, Ph.D.	11/14/2002	120,000		—		3.50	11/14/2012
	09/02/2003	425,000		—		4.05	09/02/2013
	12/21/2004	75,000		—		1.90	12/21/2014
	03/09/2006	50,000	(3)	—		3.75	03/09/2011
	03/08/2007	66,667	(3)	33,333	(3)	1.01	03/08/2012
	04/10/2008	150,000		—		0.44	04/10/2013
	04/21/2009	175,000		—		0.48	04/21/2014

David Platt, Ph.D.(4)	02/25/2009	250,000		—		0.20	02/25/2014

(1)	Options vest at the rate of 50% after one year, 25% on 6/24/2010, 12.5% on 9/24/2010, 6.25% on 12/24/2010 and 6.25% on 3/24/2011.
(2)	Options vest at the rate of 400,000 upon grant, 150,000 on 12/31/2009, 200,000 on 12/31/2010 and 1,250,000 upon the achievement of certain defined milestones. None of the milestone options have been achieved as of December 31, 2009.
(3)	Options vest annually, in equal increments, over three years beginning the first anniversary of the grant date, provided the grantee is then an employee.
(4)	Resigned on February 12, 2009.

The exercise price of the options is set at the closing price of our stock on the date of grant. Grants of options are recommended by the Compensation Committee and adopted by the Board of Directors. No options were exercised in 2009.

DIRECTOR COMPENSATION

The following table details the total compensation earned by our non-employee directors in fiscal 2009.

2009 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)		Option Awards ($)(2)(4)	Restricted Stock Awards ($)(2)	All Other Compensation ($)		Total ($)
Gilbert F. Amelio, Ph.D.	—		—	90,000	—		90,000
James C. Czirr	126,000	(5)	—	90,000	37,913	(3)	253,913
Rod D. Martin	—		—	90,000	—		90,000
S. Colin Neill	—		83,800	—	—		83,800
Steven Prelack	60,000	(6)	83,603		—		143,603
Jerald K. Rome	—		84,586		—		84,586
Peter Traber, M.D.	—		—	90,000	—		90,000
Arthur R. Greenberg	—		—	90,000	—		90,000

(1)	Theodore Zucconi was the only director during 2009 who was also an employee of Pro-Pharmaceuticals. He did not receive any compensation in his capacity as a director.
(2)	These amounts represent the aggregate grant date fair value of awards for grants of options or restricted stock awards to each listed director in fiscal 2009. These amounts do not represent the actual amounts paid to or realized by the directors during fiscal 2009. The value as of the grant date for stock options is recognized over the period of service required for the stock awards to vest in full.
(3)	Amount represents expense reimbursement for travel.
(4)	The aggregate number of shares subject to option awards held by each director (representing unexercised options awards – both exercisable and un-exercisable) at December 31, 2009 is as follows:

Name	Number of Shares Subject to Option Awards held as of December 31, 2009	Number of Shares of Restricted Stock Held as of December 31, 2009
Gilbert F. Amelio, Ph.D.	—	500,000
James C. Czirr	—	500,000
Rod D. Martin	—	500,000
S. Colin Neill	511,500	—
Steven Prelack	536,750	—
Jerald K. Rome	570,500	—
Peter Traber, M.D.	—	500,000
Arthur R. Greenberg	—	500,000

TOTAL	1,618,750	2,500,000

(5)	Compensation paid to Mr. Czirr was for his service as Chairman of the Company.
(6)	Compensation paid to Mr. Prelack was for his service as Audit Committee Chairman.

The following table includes the assumptions used to calculate the fiscal 2009 grant date fair value on a grant by grant basis for option awards for our directors.

				Assumptions
Name	Grant Date	Shares Granted (#)	Exercise Price ($)	Volatility (%)	Expected Life (Years)	Risk-Free Interest Rate (%)	Dividend Yield (%)	Grant Date Fair Value Per Share ($)
S. Colin Neill	2/25/2009	500,000	0.20	121	5.0	2.06	0	0.17
	2/06/2009	6,000	0.12	117	5.0	1.97	0	0.10
Steven Prelack	2/25/2009	500,000	0.20	121	5.0	2.06	0	0.17
	2/06/2009	4,000	0.12	117	5.0	1.97	0	0.10
Jerald K. Rome	2/25/2009	500,000	0.20	121	5.0	2.06	0	0.17
	2/06/2009	14,000	0.12	117	5.0	1.97	0	0.10

For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 10 to the Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies and Estimates – Stock-Based Compensation,” included in Pro-Pharmaceuticals Annual Report on Form 10-K for the year ended December 31, 2009.

We also reimburse our directors for travel and other related expenses.

After the end of fiscal 2009, on February 1, 2010, we granted the following stock options to our non-employee directors. Stock options were granted at an exercise price of $0.30 per share, which was the closing price of our stock on the date of the grant.

Name	Number of Stock Options
James C. Czirr	1,000,000	(1)
Rod D. Martin	500,000	(2)

(1)	Granted for Mr. Czirr’s service as Chairman of the Board during 2009 and as Executive Chairman for 2010. Options vest: 500,000 vested on grant and 500,000 will vest over one year.
(2)	Granted for Mr. Martin’s service as the Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee during 2009 and as Vice Chairman of the Board for 2010. Options vest: 250,000 vested on grant and 250,000 will vest over one year.

Equity Award Policy for Non-Employee Directors

Prior to 2009, as provided for in our 2003 Non-employee Directors Stock Incentive Plan, each non-employee director received a grant of 500 non-qualified stock options for each meeting of our Board, and each meeting of a standing committee of the Board, that such director attended during a year of service.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2009 about the securities issued, or authorized for future issuance, under our equity compensation plans, consisting of our 2001 Stock Incentive Plan, our 2003 Non-Employee Director Stock Option Plan, and our 2009 Incentive Compensation Plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	9,896,000	$1.20	3,404,000
Equity compensation plans not approved by security holders	364,250	$3.23	—
Total	10,260,250	$1.20	3,404,000

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has, subject to the ratification of the stockholders, appointed Caturano and Company, P.C. as our independent auditors for the fiscal year ending December 31, 2010. Caturano and Company, P.C. has served as our independent auditors since April 10, 2008. We do not expect that a representative from Caturano and Company, P.C. will be present at the Annual Meeting, and accordingly, Caturano and Company, P.C. will not be given the opportunity to make a statement nor be available to respond to any questions. We do not believe their attendance is necessary at the Annual Meeting because members of our Board with significant experience in accounting will be available at the Annual Meeting to respond to appropriate accounting-related questions should any arise.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CATURANO AND COMPANY, P.C., AS PRO-PHARMACEUTICALS’ INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

FEES PAID TO CATURANO and COMPANY, P.C.

Fiscal Year 2009
Audit Fees(1)	$116,000
Audit-Related Fees(3)	34,225
Tax Fees(4)	—
Subtotal	—
All Other Fees(5)	—

Total Fees	$150,225

Fiscal Year 2008
Audit Fees(2)	$108,150
Audit-Related Fees(3)	10,094
Tax Fees(4)	—
Subtotal	—
All Other Fees(5)	—

Total Fees	$118,224

(1)	Audit Fees. These are fees for professional services for the audit of our annual financial statements dated December 31, 2009 included in our Annual Report on Form 10-K, and review of financial statements included in our Quarterly Reports on Form 10-Q. Additional amounts for our 2009 year end audit that were paid in 2010 and will be reported in the proxy statement for the 2011 annual meeting.
(2)	Audit Fees. These are fees for professional services for the audit of our annual financial statements dated December 31, 2008 included in our Annual Report on Form 10-K, and review of financial statements included in our Quarterly Reports on Form 10-Q. Additional amounts for our 2008 year end audit were paid in 2009 and have been reported in 2010.
(3)	Audit-Related Fees. These are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including financial disclosures made in our equity finance documentation and registration statements filed with the SEC that incorporate financial statements and the auditors’ report thereon and reviewed with our Audit Committee on financial accounting/reporting standards.

(4)	Tax Fees. These are fees for professional services with respect to tax compliance, in particular, preparation of our corporate tax returns.
(5)	All Other Fees. These are fees for all other products and services provided or performed which do not fall within one or more of the above categories.

The Audit Committee has considered whether the provision of non-core audit services to Pro-Pharmaceuticals by Caturano and Company, P.C. is compatible with maintaining independence.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures which set forth the manner in which the Committee will review and approve all services to be provided by the independent auditor before the auditor is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels, on a project basis and aggregate annual basis, which have been pre-approved by the Committee.

All other services performed by the auditor that are not prohibited non-audit services under SEC or other regulatory authority rules must be separately pre-approved by the Audit Committee. Amounts in excess of pre-approved limits for audit services, audit-related services and tax services require separate pre-approval of the Audit Committee.

The Chief Financial Officer reports quarterly to the Audit Committee on the status of pre-approved services, including projected fees. All of the services reflected in the above table were approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for providing independent, objective oversight of Pro-Pharmaceuticals’ accounting functions and internal control over financial reporting. The Audit Committee has reviewed and discussed audited financial statements for Pro-Pharmaceuticals with management. The Audit Committee also has discussed with Caturano and Company, P.C. the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication With Audit Committees (as amended), which includes, among other items, matters related to the conduct of the annual audit of our company’s financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from Caturano and Company, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding the communications by Caturano and Company, P.C. with the Audit Committee concerning independence, and has discussed Caturano and Company, P.C. its independence from Pro-Pharmaceuticals.

Based upon the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements of Pro-Pharmaceuticals for the 2009 fiscal year be included in the Annual Report filed on Form 10-K for the year ended December 31, 2009.

AUDIT COMMITTEE

Steven Prelack, Chair

S. Colin Neill

Jerald K. Rome

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, conduct an appropriate review of, and be responsible for the oversight of, all related party transactions on an ongoing basis. There were no related party transactions in the fiscal year ended December 31, 2009.

OTHER BUSINESS

Management knows of no other matters that may be properly presented at the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes of ownership of such securities with the SEC.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Under SEC rules, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2011 annual meeting of stockholders, the proposal must be received by us, attention: Anthony D. Squeglia, Chief Financial Officer, at our principal executive offices by December 21, 2010. Also in accordance with SEC guidelines, if a stockholder notifies us of that stockholder’s intent to present a proposal at our 2011 annual meeting of stockholders after March 5, 2010, we may, acting through the persons named as proxies in the proxy materials for that meeting, exercise discretionary voting authority with respect to the proposal without including information about the proposal in our proxy materials. However, in either case, if the date of the 2011 annual meeting is changed by more than 30 days from the date of the 2010 Annual Meeting, then the deadline would be a reasonable time before we begin to print and mail our proxy materials.

DELIVERY OF VOTING MATERIALS

To reduce the expenses of delivering duplicate voting materials to our stockholders who may have more than one Pro-Pharmaceuticals stock account, we are taking advantage of “house-holding” rules that permit us to deliver only one set of the Proxy Statement and our 2009 Annual Report to stockholders who share an address unless otherwise requested. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. If you wish to revoke a consent previously provided to your broker, you must contact the broker to do so. In any event, if you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by either: (i) telephoning us at (617) 559-0033; (ii) sending a letter to us at 7 Wells Avenue, Suite 34, Newton, Massachusetts 02459, Attention: Chief Operating Officer; or (iii) sending an e-mail to us at foley@pro-pharmaceuticals.com. If you hold your shares through a broker, you can request a single copy of materials for future meetings by contacting the broker.

By Order of the Board of Directors

/s/ THEODORE D. ZUCCONI
March 26, 2010	Theodore D. Zucconi, Ph.D.
Newton, Massachusetts	Chief Executive Officer and President

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held May 25, 2010

This proxy statement and our 2009 Annual Report to Stockholders are available at http://www.cstproxy.com/pro-pharmaceuticals/2010

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PRO-PHARMACEUTICALS, INC.

The undersigned appoints Theodore Zucconi, Ph.D., Anthony D. Squeglia and Maureen Foley, and each of them, as proxies, each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Pro-Pharmaceuticals, Inc. held of record by the undersigned at the close of business on March 31, 2010 at the 2010 Annual Meeting of Stockholders to be held at the Company’s office at 7 Wells Avenue, Suite 34, Newton, MA 02459 on May 25, 2010 at 2 P.M. EDT or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

PRO-PHARMACEUTICALS, INC.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Stockholders of
Pro-Pharmaceuticals, Inc. to be held at the Company’s office at 7 Wells Avenue, Suite 34, Newton, MA on May 25, 2010 at 2 P.M. EDT.

To Vote Your Proxy

Mark, sign and date your Proxy Card below, detach it and return it in the postage-paid envelope provided.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED FOR PROPOSALS 1 or 2, EACH PROPOSAL WILL BE VOTED “FOR” THE PROPOSAL.	PROXY	Please mark your votes like this	☒

1. ELECTION OF DIRECTORS The Board of Directors recommends a vote “FOR” the listed nominees.	VOTE FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY ☐

2.  A PROPOSAL TO RATIFY THE APPOINTMENT OF CATURANO AND COMPANY, P.C. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE FINANCIAL STATEMENTS FOR THE 2010 FISCAL YEAR. The Board of Directors recommends a vote “FOR” this proposal

			☐ FOR	☐ AGAINST	☐ ABSTAIN
To withhold authority to vote for any individual nominee, strike a line through that nominee’s name below:			In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
Gilbert Amelio, Ph.D. Steven Prelack Arthur Greenberg Jerald Rome S. Colin Neill Peter Traber, M.D.	Theodore Zucconi, Ph.D.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2010.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.